Exhibit 99.2

SETTLEMENT AGREEMENT

made as of April 10, 2007

B E T W E E N:

VENTAS, INC., VENTAS SSL ONTARIO I, INC.

and VENTAS SSL ONTARIO II, INC.

(collectively, “Ventas”)

-and-

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST,

SUNRISE REIT TRUST and SUNRISE REIT GP, INC.

(collectively, “Sunrise REIT”)

WHEREAS Ventas and Sunrise REIT are parties to a Purchase Agreement dated as of January 14, 2007 (the “Purchase Agreement”);

AND WHEREAS Ventas commenced an action against Sunrise REIT on April 5, 2007 in Ontario Superior Court of Justice action number 07-CV-330703PD1 (the “Action”);

AND WHEREAS Ventas and Sunrise REIT executed an amendment to the Purchase Agreement dated as of April 10, 2007 (the “Amendment”);

AND WHEREAS the parties to this Agreement, in connection with the settlement represented by the Amendment, wish to compromise and settle between themselves, among other things, all outstanding matters relating to the Action;

NOW THEREFORE in consideration of the execution of the Amendment and the undertakings and covenants set forth herein, the sufficiency of which consideration is hereby irrevocably acknowledged by each of the parties hereto, the parties covenant and agree as follows:

1. Ventas shall direct its solicitors to file and deliver forthwith a notice of discontinuance in respect of the Action to Sunrise REIT’s solicitors. Sunrise REIT agrees that the discontinuance of the Action shall be on a without costs basis.

2. Ventas hereby covenants not to sue Sunrise REIT for any and all actions, causes of action, claims, complaints or demands for payment, and potential actions, causes of action, claims, complaints or demands for payment, existing up to the date hereof and:

(a)	in any way connected with or arising out of the matters raised in the Action; and/or

(b)	in relation to alleged breaches of the Purchase Agreement and in any way connected with or arising out of facts known to Ventas on the date hereof.

3. Sunrise REIT hereby covenants not to sue Ventas for any and all actions, causes of action, claims, complaints or demands for payment, and potential actions, causes of action, claims, complaints or demands for payment, existing up to the date hereof and:

(a)	in any way connected with or arising out of the matters raised in the Action; and/or

(b)	in relation to alleged breaches of the Purchase Agreement and in any way connected with or arising out of facts known to Sunrise REIT on the date hereof.

4. The undersigned hereby warrant that the terms of this Agreement are fully understood by them and that this Agreement is made voluntarily, after receiving independent legal advice.

5. This agreement may be executed by the parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

6. This agreement shall be governed by the laws of Ontario and the laws of Canada applicable therein.

NOTHING HEREIN shall release Health Care Property Investors, Inc. (“HCP”) from any claims, without regard to whether such claims are based in whole or in part upon conduct involving Sunrise REIT and without regard to whether Sunrise REIT participated in the conduct of HCP alleged by Ventas. Nothing contained herein shall preclude Ventas from asserting in connection with its claims against HCP that Sunrise REIT committed breaches of contract.

NOTWITHSTANDING anything to the contrary contained in this Agreement, each of the parties hereto acknowledges that the obligations of Sunrise REIT under this Agreement shall not be personally binding upon any of its trustees or on its registered or beneficial holders of units of Sunrise REIT as such, and that resort shall not be had to, nor shall recourse be sought from, any of the foregoing or the private property of any of the foregoing in respect of any indebtedness, obligation or liability of the parties arising hereunder, and recourse for such indebtedness, obligations or liabilities shall be limited to, and satisfied only out of, the respective assets of Sunrise REIT. Any obligation of Sunrise REIT set out in this Agreement shall, to the extent necessary to give effect to such obligation, be deemed to constitute, subject to the provisions of the previous sentence, an obligation of its trustees in their capacity as trustees of the REIT and to the extent of the assets of Sunrise REIT only.

IN WITNESS WHEREOF each of the parties hereto has executed this Agreement by its duly authorized signatory as of the date first written above.

VENTAS SSL ONTARIO II, INC. (FORMERLY 2124680 ONTARIO INC.)

By:
Name:	T. Richard Riney
Title:	Executive Vice President and General Counsel

VENTAS SSL ONTARIO I, INC. (FORMERLY 2124678 ONTARIO INC.)

By:
Name:	T. Richard Riney
Title:	Executive Vice President and General Counsel

VENTAS, INC.

By:
Name:	T. Richard Riney
Title:	Executive Vice President and General Counsel

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

By:
Douglas MacLatchy
Title:	Chief Executive Officer and Trustee

SUNRISE REIT TRUST

By:.
Name:	Douglas MacLatchy
Title:	Chief Executive Officer and Trustee

SUNRISE REIT GP INC. in its capacity as general partner of SUNRISE CANADIAN UPREIT, LP

By:
Name:	Douglas MacLatchy
Title:	Chief Executive Officer